Exhibit 99.1

VirnetX Announces Special Cash Dividend

SCOTTS VALLEY, Calif., June 16, 2010 – On June 15, 2010, the Board of Directors of VirnetX Holding Corporation (the “Company”) approved the declaration of a one-time special cash dividend of $0.50 per share of the Company’s common stock payable on July 15, 2010 to stockholders of record on July 1, 2010.

“We are very pleased to offer a special dividend to our stockholders,” said Kendall Larsen, VirnetX President and CEO.  “Our strong and loyal stockholder base has been instrumental in our recent successes.  While we will continue to run our business efficiently and fiscally responsible, it is important that our stockholders share in our profitability.”

About VirnetX

VirnetX Holding Corporation, an Internet security software and technology company, is engaged in commercializing its patent portfolio,  by developing a licensing program as well as developing software products designed to create a secure environment for real-time communication applications such as instant messaging,  VoIP, smart phones, eReaders and video conferencing. The Company’s patent portfolio includes over 48 U.S. and international patents and pending applications that were recently declared as essential for 4G security specifications and provide the foundation for the Company’s unique GABRIEL Connection Technology. For more information, please visit www.virnetx.com.

Contact

Greg Wood
VirnetX Holding Corporation
831.438.8200
greg_wood@virnetx.com